UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2013

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

On September 24, 2013, Merus Labs International, Inc. (Borrower) paid in full its obligations under the credit agreement (the Credit Agreement) between PDL BioPharma, Inc. (the Company) and Borrower, under which the Company had made available to Borrower up to an aggregate of $55 million to be used by Borrower in connection with its acquisition of a commercial-stage pharmaceutical product and related assets from Novartis Pharma AG. During the life of the Credit Agreement, Borrower had drawn on the $55 million in potential borrowings available to it. As part of an agreement between the parties to allow early repayment of amounts outstanding under, and the early termination of, the Credit Agreement, the Company received a prepayment fee of 1% of the aggregate principal amount outstanding at the time of repayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:     /s/ John P. McLaughlin
     John P. McLaughlin
     President and Chief Executive Officer

Dated: September 26, 2013